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                                                                    EXHIBIT 99.1

         SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA OF SALEM HOLDING

     The following table presents summary historical, pro forma and other financial data of Salem Holding, the issuer in the proposed financing, and its consolidated subsidiaries. The following summary historical financial data as of and for the three years ended December 31, 2000 have been derived from Parent's and Salem Holding's audited consolidated financial statements. The summary historical financial data as of and for the three months ended March 31, 2000 and 2001 have been derived from Parent's and Salem Holding's unaudited condensed consolidated financial statements, which financial statements include all adjustments, consisting only of normal recurring adjustments, which are, in our opinion, necessary for a fair presentation of the results of operations for such periods. The results of operations for the three months ended March 31, 2001 are not necessarily indicative of the results for the full year. Pro forma data for the year ended December 31, 2000 and for the three months ended and as of March 31, 2001 are derived from the unaudited pro forma condensed consolidated financial statements of Salem Holding and give effect to the Dividend, accrued interest income and expense related to the loan made by Salem Holding to Parent, proceeds of approximately $2.8 million to be received from the Settlement and the use of such proceeds to repay borrowings under Salem Holding's credit facility, and the proposed financing and the application of the net proceeds therefrom, as if such transactions had occurred at the beginning of the relevant periods, in the case of the Statement of Operations and Other Data, and as of March 31, 2001, in the case of the Balance Sheet Data. While the pro forma data for the year ended December 31, 2000 and the three months ended March 31, 2001 are based on adjustments we deem appropriate and which are factually supported based on currently available data, the pro forma data may not be indicative of what actual results would have been, nor does this information purport to present Salem Holding's financial results for future periods.

                                                                                                         PRO FORMA
                                                                    PRO FORMA     THREE MONTHS ENDED    THREE MONTHS
                                     YEAR ENDED DECEMBER 31,        YEAR ENDED         MARCH 31,           ENDED
                                  ------------------------------   DECEMBER 31,   -------------------    MARCH 31,
                                  1998(1)    1999(1)      2000         2000       2000(1)      2001         2001
                                  --------   --------   --------   ------------   --------   --------   ------------
                                                                (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS:
Net broadcasting revenue........  $ 77,891   $ 87,122   $107,786     $108,236     $22,609    $29,724      $29,724
Other media revenue.............        --      6,424      7,916           --       1,791      1,965           --
                                  --------   --------   --------     --------     -------    -------      -------
Total revenue...................    77,891     93,546    115,702      108,236      24,400     31,689       29,724
Broadcasting operating
  expenses......................    42,526     46,291     60,121       60,121      12,705     19,556       19,556
Other media operating
  expenses......................        --      9,985     14,863           --       4,144      2,536           --
Corporate expenses..............     7,395      8,507     10,457        9,745       2,454      3,847        3,670
Stock and related cash grant....        --      2,550         --           --          --         --           --
Depreciation and amortization...    14,058     18,233     23,243       20,753       4,939      6,964        6,392
                                  --------   --------   --------     --------     -------    -------      -------
Operating income (loss).........    13,912      7,980      7,018       17,617         158     (1,214)         106
Interest income.................       291      1,005        504          418         288         85           37
Interest income from related
  party(2)......................        --         --      1,249        7,734          --      1,986        1,986
Gain (loss) on sale of assets...       236       (219)       773        4,254          --         (8)          (8)
Gain on sale of assets to
  related party.................        --         --     28,794       28,794          --         --           --
Interest expense................   (15,941)   (14,219)   (15,572)     (23,875)     (2,520)    (6,467)      (6,973)
Other income (expense), net.....      (422)      (633)      (856)        (894)       (287)       (42)          (8)
                                  --------   --------   --------     --------     -------    -------      -------
Income (loss) before income
  taxes and extraordinary
  item..........................    (1,924)    (6,086)    21,910       34,048      (2,361)    (5,660)      (4,860)
Provision (benefit) for income
  taxes.........................      (343)    (1,611)     8,249       13,105        (704)    (2,012)      (1,692)
                                  --------   --------   --------     --------     -------    -------      -------
Income (loss) before
  extraordinary item............    (1,581)    (4,475)    13,661       20,943      (1,657)    (3,648)      (3,168)
Extraordinary loss, net of tax
  effect........................        --     (3,570)        --           --          --         --           --
                                  --------   --------   --------     --------     -------    -------      -------
Net income (loss)...............  $ (1,581)  $ (8,045)  $ 13,661     $ 20,943     $(1,657)   $(3,648)     $(3,168)
                                  ========   ========   ========     ========     =======    =======      =======

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
                                                                                                         PRO FORMA
                                                                    PRO FORMA     THREE MONTHS ENDED    THREE MONTHS
                                     YEAR ENDED DECEMBER 31,        YEAR ENDED         MARCH 31,           ENDED
                                  ------------------------------   DECEMBER 31,   -------------------    MARCH 31,
                                  1998(1)    1999(1)      2000         2000       2000(1)      2001         2001
                                  --------   --------   --------   ------------   --------   --------   ------------
                                                                (DOLLARS IN THOUSANDS)
OTHER DATA:
Broadcast cash flow(3)..........  $ 35,365   $ 40,831   $ 47,665     $ 48,115     $ 9,904    $10,168      $10,168
Broadcast cash flow margin......      45.4%      46.8%      44.2%        44.5%       43.8%      34.3%        34.2%
EBITDA(3).......................    27,970     28,763     30,261       38,370       5,097      5,750        6,498
Broadcast EBITDA(3).............    27,970     32,324     37,208       38,370       7,450      6,321        6,498
Operating cash flow(4)..........    28,261     29,768     32,014       46,522       5,385      7,821        8,521
Pro forma as adjusted
  EBITDA(4).....................                                       41,463
Pro forma as adjusted operating
  cash flow(4)..................                                       49,615
Pro forma debt to pro forma as
  adjusted EBITDA(4)(5).........                                          6.9x
Pro forma debt to pro forma as
  adjusted operating cash
  flow(4)(5)....................                                          5.8x
Pro forma ratio of earnings to
  fixed charges(6)..............                                          2.3x

                                                                            PRO FORMA
                                                                AS OF         AS OF
                                                              MARCH 31,     MARCH 31,
                                                                2001          2001
                                                              ---------    -----------
                                                               (DOLLARS IN THOUSANDS)

BALANCE SHEET DATA:
Cash and cash equivalents...................................  $  2,674      $  2,247
Intangible assets, net......................................   255,810       248,613
Total assets................................................   428,460       420,100
Total debt (including current portion)......................   287,124       288,792
Total stockholders' equity..................................   121,052       115,326

------------------------------
(1) Summary consolidated financial and other data of Salem Holding as of and for the two years ended December 31, 1999 and as of and for the three months ended March 31, 2000 is identical to Parent's consolidated financial results for those periods because Parent formed Salem Holding as a wholly-owned subsidiary in May 2000 and assigned substantially all of its assets and liabilities to Salem Holding in August 2000. This transaction was accounted for as an exchange of assets among entities under common control and, accordingly, the assets exchanged were recorded at their historical cost in a manner similar to the pooling of interest method of accounting.

(2) Represents accrued interest income on a promissory note from Parent. Salem Holding borrowed under its credit facility to make the related loan to Parent.

(3) We define broadcast cash flow as net operating income, excluding other media revenue and other media operating expenses, before depreciation and amortization and corporate expenses. We define EBITDA as net operating income before depreciation and amortization. We define broadcast EBITDA as EBITDA excluding other media businesses. EBITDA for the year ended December 31, 1999 excludes a $2.6 million charge ($1.9 million, net of income tax) for a one-time stock grant concurrent with our initial public offering. Although broadcast cash flow, EBITDA and broadcast EBITDA are not measures of performance calculated in accordance with generally accepted accounting principles, we believe that they are useful because they are measures widely used in the radio broadcast industry to evaluate a radio company's operating performance. However, you should not consider broadcast cash flow, EBITDA and broadcast EBITDA in isolation or as substitutes for net income, cash flows from operating activities and other statement of operations or cash flows data prepared in accordance with generally accepted accounting principles as a measure of liquidity or profitability. These measures are not necessarily comparable to similarly titled measures employed by other companies.


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(4)  We define operating cash flow as consolidated net income (adjusted to exclude, among other things, net gains on dispositions of assets outside the ordinary course of business) plus specified net losses, taxes, interest expense, and depreciation, amortization and other non-cash charges, in accordance with the indenture governing the 9 1/2% notes and the proposed indenture governing the proposed financing. This includes accrued interest income. The table below sets forth certain statement of operations and other data on a pro forma basis and on a pro forma as adjusted basis. The pro forma data as of and for the year ended December 31, 2000 give effect to the Dividend, the Settlement and the use of proceeds therefrom to repay borrowings under the credit facility, accrued interest income and expense related to Salem Holding's loan to Parent, and the proposed financing and the application of the net proceeds therefrom, as if such transactions had occurred at the beginning of the period.

     The pro forma as adjusted data for the year ended December 31, 2000 give further effect to certain in-format radio station acquisitions and dispositions as if such transactions had occurred at the beginning of the period. The acquisition adjustments represent management's estimate of the historical operating results of certain in-format acquisitions (stations acquired where the format was not changed immediately upon the acquisition) for the period from January 1, 2000 through the date of acquisition, based on analysis of the historical results for various periods and based on estimates of allocations received from the selling entities, all of which management believes are reasonable. The acquisition adjustments also give effect to management fees that would be payable to Salem Holding from Salem Communications Acquisition Corporation had the in-format acquisition of WROL-AM, Boston, MA, in April 2001 occurred on January 1, 2000.

     The acquisition adjustments exclude all stations where the format was changed immediately upon acquisition because such pre-acquisition operating results are not meaningful.

     The disposition adjustments represent historical operating results through the date of sale of certain stations sold during the relevant period and are derived from our historical financial information. The disposition adjustments exclude the effect of the sale of KPRZ-FM, Colorado Springs, CO, and KKHT-FM, Houston, TX, which were exchanged for other radio stations, because these stations had been integrated with existing stations prior to the sale. The pro forma and pro forma as adjusted information may not be indicative of what actual results would have been, nor does this information purport to present Salem Holding's financial results for future periods.

     We do not provide pro forma as adjusted data for the three months ended March 31, 2001 because there were no radio station acquisitions or dispositions by Salem Holding during such period.

                                                                                         PRO FORMA
                                           PRO FORMA                                    AS ADJUSTED
                                           YEAR ENDED                                    YEAR ENDED
                                          DECEMBER 31,    ACQUISITION    DISPOSITION    DECEMBER 31,
                                              2000        ADJUSTMENTS    ADJUSTMENTS        2000
                                          ------------    -----------    -----------    ------------
Net revenue.............................    $108,236        $14,608        $(2,375)       $120,469
Operating expense.......................      69,866         10,498         (1,358)         79,006
                                            --------        -------        -------        --------
EBITDA..................................      38,370          4,110         (1,017)         41,463
Interest income.........................       8,152             --             --           8,152
                                            --------        -------        -------        --------
Operating cash flow.....................    $ 46,522        $ 4,110        $(1,017)       $ 49,615
                                            ========        =======        =======        ========

(5) Pro forma debt to pro forma as adjusted EBITDA and pro forma debt to pro forma as adjusted operating cash flow represent total pro forma debt, including current portion and the effects of this offering, outstanding at the end of the relevant period, divided by pro forma as adjusted EBITDA and pro forma as adjusted operating cash flow, respectively.

(6) For purposes of computing the pro forma ratio of earnings to fixed charges, "earnings" consist of income (loss) before income taxes and extraordinary item plus fixed charges, and "fixed charges" consist of interest expense plus an allocation of a portion of rent expense representing interest. The pro forma earnings to fixed charges ratio assumes the issuance of the notes offered hereby and the repayment of borrowings under Salem Holding's credit facility as if each occurred at the beginning of the period presented.